                                                      REGISTRATION NO. 333-60473


    As filed with the Securities and Exchange Commission on August 12, 1998

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           -------------------------

                                AMENDMENT NO. 1
                                      TO
                                   FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           -------------------------

                            STERLING SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)
                         300 Crescent Court, Suite 1200
                              Dallas, Texas  75201
                                (214) 981-1000
             (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

          Delaware                                       75-1873956
 (State of incorporation)                             (I.R.S. Employer
                                                   Identification Number)

                           -------------------------

                          Don J. McDermett, Jr., Esq.
                   Senior Vice President and General Counsel
                            Sterling Software, Inc.
                         300 Crescent Court, Suite 1200
                              Dallas, Texas  75201
                                 (214) 981-1000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:

                              Mark E. Betzen, Esq.
                           Jones, Day, Reavis & Pogue
                           2300 Trammell Crow Center
                                2001 Ross Avenue
                              Dallas, Texas  75201
                                 (214) 220-3939

                         ------------------------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: The securities being registered hereby are to be offered and sold by certain selling stockholders from time to time after the effective date of this Registration Statement.

  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                             ---------------

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                           ----------------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                           -------------------------



================================================================================

PROSPECTUS

                            STERLING SOFTWARE, INC.

                                 Common Stock


  This Prospectus relates to up to 2,603,040 shares (the "Shares") of Common Stock, par value $0.10 per share ("Common Stock"), of Sterling Software, Inc., a Delaware corporation ("Sterling Software"), which may be offered by the selling stockholders named herein (the "Selling Stockholders") from time to time. The Shares were issued to the Selling Stockholders by Sterling Software pursuant to the merger of Synon Corporation, a Delaware corporation ("Synon"), with a wholly owned subsidiary of Sterling Software as described herein under the caption "Recent Developments." In connection with such merger, Sterling Software agreed to register the Shares for resale under the Securities Act of 1933, as amended (the "Securities Act"). Sterling Software will receive no part of the proceeds from sales of the Shares.

     The Shares are listed on the New York Stock Exchange (the "NYSE") under the trading symbol "SSW."

  The Shares will be sold either directly by the Selling Stockholders or through underwriters, brokers, dealers or agents. At the time any particular offer of Shares is made, if and to the extent required, the specific number of Shares offered, the name of the Selling Stockholder making the offer, the offering price and the other terms of the offering, including the names of any underwriters, brokers, dealers or agents involved in the offering and the compensation, if any, of such underwriters, brokers, dealers or agents, will be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Any statement contained in this Prospectus will be deemed to be modified or superseded by any inconsistent statement contained in any Prospectus Supplement delivered herewith.

  Unless this Prospectus is accompanied by a Prospectus Supplement stating otherwise, offers and sales may be made pursuant to this Prospectus only in ordinary broker's transactions made on the NYSE in transactions involving ordinary and customary brokerage commissions.

  The Selling Stockholders will pay any underwriting discounts and commissions, transfer taxes and fees and disbursements of their own legal counsel in connection with offers and sales of the Shares pursuant to this Prospectus. Sterling Software will bear all other expenses incurred in connection therewith.

  SEE "RISK FACTORS" BEGINNING ON PAGE 4 HEREOF FOR A DESCRIPTION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE SHARES.

                              --------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
        AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR
            HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
               SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              --------------------

                THE DATE OF THIS PROSPECTUS IS AUGUST 12, 1998.

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED HEREIN OR AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF STERLING SOFTWARE SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                             AVAILABLE INFORMATION

  Sterling Software is subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission").
Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Commission also maintains a Website, located at http://www.sec.gov, that contains reports, proxy statements and other information regarding registrants that file electronically with the Commission. Copies of such reports, proxy statements and other information also can be obtained by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such reports, proxy statements and other information relating to Sterling Software may also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

  As permitted under the Securities Act and the Exchange Act, this Prospectus does not contain all the information set forth in the Registration Statement on Form S-3, of which this Prospectus constitutes a part, filed with the Commission under the Securities Act. Such additional information can be inspected and copied or obtained from the Commission in the manner described above.
Statements contained in this Prospectus as to the contents of any other document referred to herein are not necessarily complete, and each such statement is qualified in all respects by reference to the copy of such other document filed as an exhibit to the Registration Statement or otherwise filed with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents which have been filed by Sterling Software with the Commission are hereby incorporated by reference in this Prospectus: (i) Annual Report on Form 10-K for the fiscal year ended September 30, 1997; (ii) Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 1997, March 31, 1998 and June 30, 1998; (iii) Current Report on Form 8-K dated June 21, 1998;
(iv) Proxy Statement on Schedule 14A for the Annual Meeting of Stockholders of Sterling Software held on March 11, 1998; and (v) Registration Statement on Form 8-A/A, filed with the Commission on May 27, 1998.

  All documents and reports filed by Sterling Software pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Shares pursuant hereto are deemed to be incorporated by reference in this Prospectus and to be a part hereof from the dates of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein is deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  This Prospectus incorporates by reference documents that are not presented herein or delivered herewith. These documents, other than exhibits to such documents, are available, without charge, to any person to whom this Prospectus is delivered, on written or oral request, to: Sterling Software, Inc., 300 Crescent Court, Suite 1200, Dallas, Texas 75201, Attention: Investor Relations,
(214) 981-1000.

                  NOTE REGARDING FORWARD-LOOKING INFORMATION

  THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS. SUCH STATEMENTS ARE BASED UPON THE BELIEFS AND ASSUMPTIONS OF, AND ON INFORMATION AVAILABLE TO, THE MANAGEMENT OF STERLING SOFTWARE. THE FOLLOWING STATEMENTS ARE OR MAY CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: (I) STATEMENTS PRECEDED BY, FOLLOWED BY OR THAT INCLUDE THE WORDS "MAY," "WILL," "COULD," "SHOULD," "BELIEVE," "EXPECT," "FUTURE," "POTENTIAL," "ANTICIPATE," "INTEND," "PLAN," "ESTIMATE" OR "CONTINUE" OR THE NEGATIVE OR OTHER VARIATIONS THEREOF AND (II) OTHER STATEMENTS REGARDING MATTERS THAT ARE NOT HISTORICAL FACTS. SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO VARIOUS RISKS AND UNCERTAINTIES, INCLUDING (I) RISKS AND UNCERTAINTIES RELATING TO THE POSSIBLE INVALIDITY OF THE UNDERLYING BELIEFS AND ASSUMPTIONS, (II) POSSIBLE CHANGES OR DEVELOPMENTS IN SOCIAL, ECONOMIC, BUSINESS, INDUSTRY, MARKET, LEGAL AND REGULATORY CIRCUMSTANCES AND CONDITIONS, AND (III) ACTIONS TAKEN OR OMITTED TO BE TAKEN BY THIRD PARTIES, INCLUDING CUSTOMERS, SUPPLIERS, BUSINESS PARTNERS, COMPETITORS AND LEGISLATIVE, REGULATORY, JUDICIAL AND OTHER GOVERNMENTAL AUTHORITIES AND OFFICIALS. IN ADDITION TO ANY RISKS AND UNCERTAINTIES SPECIFICALLY IDENTIFIED IN THE TEXT SURROUNDING SUCH FORWARD-LOOKING STATEMENTS, THE STATEMENTS IN THE IMMEDIATELY PRECEDING SENTENCE AND THE STATEMENTS IN "RISK FACTORS" BEGINNING ON PAGE 4 OF THIS PROSPECTUS OR IN THE REPORTS, PROXY STATEMENTS AND OTHER INFORMATION REFERRED TO IN "AVAILABLE INFORMATION" CONSTITUTE CAUTIONARY STATEMENTS IDENTIFYING IMPORTANT FACTORS THAT COULD CAUSE ACTUAL AMOUNTS, RESULTS, EVENTS AND CIRCUMSTANCES TO DIFFER MATERIALLY FROM THOSE REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS.

                                 RISK FACTORS

  An investment in the Shares is subject to a number of material risks, including those enumerated below. Investors should carefully consider the risk factors enumerated below together with all the information set forth or incorporated by reference in this Prospectus in determining whether to purchase any of the Shares. See also "Note Regarding Forward-Looking Information."

MARKET RISKS; FACTORS AFFECTING QUARTERLY FINANCIAL RESULTS

  The market price of the Common Stock is subject to fluctuation, and there can be no assurance that the price of the Common Stock will not decline below current levels. Sterling Software believes factors such as actual or anticipated fluctuations in quarterly financial results, changes in earnings estimates by securities analysts and announcements of material events by Sterling Software, its major customers or its competitors, as well as general industry or global or regional economic conditions, may cause the market price of the Common Stock to fluctuate, perhaps substantially.

  Fluctuations in Sterling Software's quarterly financial results could result from a variety of factors, including changes in the levels of revenue derived from sales of software products and services, market acceptance of new and enhanced versions of the products and services of Sterling Software or its competitors, the size and timing of significant orders, changes in operating expenses, changes in Sterling Software's strategy, the effect of acquisitions and general industry and global or regional economic factors. Sterling Software has limited or no control over many of these factors.

COMPETITION

  The computer software and services industry is highly competitive. Sterling Software competes with both large companies with substantially greater resources and small specialized companies that compete in a particular geographic region or market niche. Sterling Software also competes with internal programming staffs of corporations and with hardware manufacturers.

  Sterling Software generally expects competition to remain intense in the future from both existing competitors and other companies that may enter Sterling Software's existing or future markets. Sterling Software believes that its ability to compete successfully in the software products and services markets depends on numerous factors, including product performance, functionality and reliability, price and customer service and support. There can be no assurance that new or established competitors will not offer products and services that are superior to and/or lower in price than those of Sterling Software.

TECHNOLOGICAL CHANGE; DEPENDENCE ON NEW AND ENHANCED PRODUCTS

  The computer software and services industry is characterized by rapid technological change, frequent new product and service introductions and evolving industry standards. Sterling Software's future success will depend in significant part on its ability to anticipate industry standards, continue to apply advances in software product and service technologies, enhance existing software products and services and introduce and acquire new software products and services on a timely basis to keep pace with technological developments. There can be no assurance that Sterling Software will be successful in developing, acquiring or marketing new or enhanced products or services that respond to technological change or evolving industry standards, that Sterling Software will not experience difficulties that could delay or prevent the successful development, acquisition or marketing of such products or services or that its new or enhanced products and services will adequately meet the requirements of the marketplace or achieve market acceptance.

GROWTH THROUGH ACQUISITIONS

  Sterling Software's growth has been significantly enhanced through acquisitions of other businesses, products and licenses. If Sterling Software is unable to continue to make appropriate acquisitions on attractive terms, it may be more difficult for Sterling Software to achieve growth levels consistent with those historically achieved. There can be no assurance as to Sterling Software's ability to make attractive acquisitions, the timing thereof or the ultimate benefits therefrom to Sterling Software.

  The integration of operations following any significant acquisition requires the dedication of management resources, and may be complicated by the necessity of integrating personnel with disparate business backgrounds and corporate cultures. In addition, the retention of key employees of any business acquired by Sterling Software may be critical to ensure continued advancement, development and support of the acquired business' technology, as well as on-going sales and marketing efforts. Consequently, there can be no assurance that Sterling Software's ability to increase or maintain revenue will not be diminished by management distractions, loss of personnel or other factors resulting from any significant acquisition.

ABILITY TO ATTRACT QUALIFIED PERSONNEL

  Sterling Software's business is dependent upon its ability to attract and retain highly qualified managerial, technical and sales personnel. Competition for such personnel is intense. There can be no assurance that Sterling Software can retain its key managerial, technical and sales personnel or that it can attract, assimilate or retain such personnel in the future.

RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS

  Revenue from Sterling Software's international operations represented 38%, 38% and 37% of Sterling Software's fiscal 1995, 1996 and 1997 revenue, respectively. Sterling Software's ability to successfully maintain and expand its software products and services business internationally will depend upon, among other things, its ability to attract and retain both talented and qualified managerial, technical and sales personnel and software product and services customers outside the United States and its ability to continue to effectively manage its domestic operations while also focusing on international operations and expansion.

  International operations are subject to certain inherent risks, including unexpected changes in regulatory requirements and tariffs, longer payment cycles, increased difficulties in collecting accounts receivable and potentially adverse tax consequences. To the extent international sales are denominated in foreign currencies, gains and losses on the conversion to U.S. dollars of accounts receivable and accounts payable arising from international operations may contribute to fluctuations in Sterling Software's results of operations. In the past, Sterling Software has entered into, and may in the future enter into, hedging transactions in an effort to reduce its exposure to currency exchange risks.

RISKS ASSOCIATED WITH GOVERNMENT CONTRACTS; BACKLOG

  Federal government contracts historically have been a significant part of Sterling Software's business, representing 25% of Sterling Software's revenue during fiscal 1997 and 26% of Sterling Software's revenue during both fiscal 1995 and 1996. A large portion of Sterling Software's federal government contracts is funded for one year or less and is subject to contract award, extension or expiration at different times during the year, and all of Sterling Software's federal government contracts are subject to termination by the government for convenience or failure to obtain funding. Based upon past practices, Sterling Software believes that the contract renewal options included in existing contracts will be exercised for the full period designated in such contracts, but no assurance can be given that such contracts will be renewed.

  Sterling Software's backlog relates principally to the uncompleted portion of multi-year professional services contracts with agencies of the federal government, including renewal options with government agencies, a portion of which are restricted by law to a term ending on the last day of the government agencies' then current fiscal year. Determination of Sterling Software's backlog involves estimation, particularly with respect to customer requirements contracts and multi-year contracts of a cost-reimbursement or incentive nature.

CERTAIN ANTITAKEOVER PROVISIONS

  Certain provisions of the Delaware General Corporation Law (the "Delaware Act"), Sterling Software's Certificate of Incorporation (the "Certificate of Incorporation") and Bylaws (the "Bylaws") and certain agreements to which Sterling Software is a party (including the Rights Agreement, dated December 18, 1996, between Sterling Software and BankBoston, N.A., as amended) may have the effect of delaying, deterring or preventing a change in control of Sterling Software. In addition, the Certificate of Incorporation authorizes the issuance of up to 125,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, par value $.10 per share ("Preferred Stock"), of Sterling Software. The Board of Directors of Sterling Software (the "Board") has the power to determine the price and terms under which any such additional capital stock may be issued and to fix the terms of such Preferred Stock, and existing stockholders of Sterling Software will not have preemptive rights with respect thereto.

                               STERLING SOFTWARE

  Sterling Software was founded in 1981 and became a publicly owned corporation in 1983. Sterling Software is a recognized worldwide supplier of software products and services within three major markets: systems management, applications management and federal systems. The mailing address of Sterling Software's principal executive offices is 300 Crescent Court, Suite 1200, Dallas, Texas 75201, and its telephone number is (214) 981-1000. See "Available Information" and "Incorporation of Certain Documents by Reference."

                              RECENT DEVELOPMENTS

  On July 9, 1998, Sterling Software acquired all of the equity interest in Mystech Associates, Inc. ("Mystech"), a supplier of information technology services within the federal systems market, pursuant to a merger of Mystech with a wholly owned subsidiary of Sterling Software. At the effective time of such merger, each outstanding share of capital stock of Mystech was converted into a specified number of shares of Common Stock. The aggregate consideration for the acquisition of Mystech consisted of 942,813 shares of Common Stock (inclusive of shares of Common Stock issuable upon the exercise of certain options that were previously exercisable to acquire shares of common stock of Mystech). On the closing date for this acquisition, the aggregate fair market value of such shares (based on the closing price reported on the NYSE Composite Transaction
List) was $28,343,315. It is anticipated that the acquisition of Mystech will be treated as a tax-free reorganization for federal income tax purposes and as a pooling of interests for accounting purposes.

  On July 31, 1998, Sterling Software acquired all of the equity interest in Synon, a provider of enterprise application development software tools and related professional services, pursuant to a merger of Synon with a wholly owned subsidiary of Sterling Software. At the effective time of such merger, each outstanding share of capital stock of Synon was converted into a specified number of shares of Common Stock. The aggregate consideration for the acquisition of Synon consisted of 2,978,367 shares of Common Stock (inclusive of shares of Common Stock issuable upon the exercise of certain options that were previously exercisable to acquire shares of common stock of Synon). On the closing date for this acquisition, the aggregate fair market value of such shares (based on the closing price reported on the NYSE Composite Transaction
List) was $77,623,689. It is anticipated that the acquisition of Synon will be treated as a tax-free reorganization for federal income tax purposes and as a pooling of interests for accounting purposes.

                              SELLING STOCKHOLDERS

  The following table sets forth certain information as of the date of this Prospectus with respect to the shares of Common Stock owned by the Selling Stockholders which are covered by this Prospectus.

                                                                                       Common Stock
                                                                                Ownership Prior to Offering
                                                                                ---------------------------
                                                                                                             Number of Shares
                                                                                 Number of     Percent of    of Common Stock
Name of Selling Stockholder                                                        Shares         Class       Offered Hereby
---------------------------                                                     ------------  -------------  ----------------
Advent Atlantic & Pacific Limited Partnership.................................        19,589          *                19,589
Advent Industrial II, L.P.....................................................         9,667          *                 9,667
Advent VI, L.P................................................................        90,314          *                90,314
Fritz Aldrine.................................................................         1,292          *                 1,292
Brian Almashie................................................................           107          *                   107
Steven Bailey.................................................................           143          *                   143
Mary Paul Barnaby.............................................................           143          *                   143
Donald Beach..................................................................         7,435          *                 7,435
Ken Berridge..................................................................         2,248          *                 2,248
Bost & Co. (as nominee of Chestnut III Limited Partnership)...................        10,176          *                10,176
Kenneth Bozzini...............................................................           509          *                   509
Jerry Chappell................................................................            43          *                    43
Ruth Dawson...................................................................           143          *                   143
Michael De Vries..............................................................           287          *                   287
Kenneth Delatorre.............................................................           179          *                   179
Patricia Gallery..............................................................         4,631          *                 4,631
Frank Gantley.................................................................           118          *                   118
GAP Coinvestment Partners.....................................................         7,248          *                 7,248

GAP-Synon Partners, L.P.........................................................      54,296          *                54,296
General Atlantic Partners II L.P................................................   1,414,535       1.75             1,414,535
Andrew Goldberg.................................................................       1,435          *                 1,435
Lauren Goldberg.................................................................       1,435          *                 1,435
Richard H. Goldberg and Beverly P. Goldberg,
  Trustees for Goldberg Family Trust UTD 2/21/96................................       5,742          *                 5,742
Douglas S. Grabe................................................................         717          *                   717
Joan H. Grabe...................................................................       1,435          *                 1,435
Lisa S. Grabe...................................................................         717          *                   717
William Grabe...................................................................       5,742          *                 5,742
Caryn Grabe Robinson............................................................         717          *                   717
Laura S. Grabe..................................................................         717          *                   717
Simon Haigh.....................................................................      65,367          *                65,367
Timber Trustees (CI) Limited, Peter Edmund Milner and Nigel Timothy Bentley,
  Trustees for S. Haigh Trust...................................................      46,691          *                46,691
Lindsay Harris..................................................................         323          *                   323
Christopher J. Herron...........................................................       4,262          *                 4,262
Dennis G. Holligan..............................................................       1,596          *                 1,596
Melinda Horton..................................................................      65,367          *                65,367
Timber Trustees (CI) Limited, Peter Edmund Milner and Nigel Timothy Bentley,
  Trustees for M. Horton PB.....................................................      37,352          *                37,352
Maryann Shicheng Hu.............................................................          95          *                    95
International Business Machines Corporation.....................................     239,283          *               239,283
Christopher Jewell..............................................................         157          *                   157
Amy Johnson.....................................................................          71          *                    71
Sameer P. Khandekar.............................................................          86          *                    86
Catharine Alison Jane Knowles...................................................       3,589          *                 3,589
Mark O. Knowles.................................................................       1,277          *                 1,277
Nicholas Knowles................................................................     123,578          *               123,578
Kathy Kopozynski................................................................         358          *                   358
Nancy Larsen Heckmann...........................................................         383          *                   383
Larry R. Lipner.................................................................      12,917          *                12,917
Eric R. Loos....................................................................       3,454          *                 3,454
Duncan Moore....................................................................       1,435          *                 1,435
Okebourne Ltd...................................................................      15,331          *                15,331
Michael Palmer..................................................................       5,419          *                 5,419
Terri L. Paul...................................................................          57          *                    57
James Peeler....................................................................         574          *                   574
Saturn & Co. (as nominee of DESIFTA Limited)....................................       4,202          *                 4,202
Madeline C. Selig...............................................................       1,457          *                 1,457
Timber Trustees (CI) Limited, Peter Edmund Milner and Nigel Timothy Bentley,
  Trustees for M. Sheridan Trust................................................      15,563          *                15,563
Michael Shive...................................................................         287          *                   287
Kenneth Slaunwhite..............................................................       2,555          *                 2,555
Gary Stewart....................................................................         114          *                   114
William Stuek...................................................................       3,589          *                 3,589
T.A. Venture Investors Limited Partnership......................................       1,526          *                 1,526
Edward R. Vawter................................................................         100          *                   100
Martin Wallis...................................................................         287          *                   287
Paul Wilde......................................................................       1,435          *                 1,435
Simon Williams..................................................................     285,749          *               285,749
Gerard S. Wolf..................................................................      13,397          *                13,397
Delaware Charter Guarantee & Trust, TR Self Directed IRA for Gerard S. Wolf.....       1,596          *                 1,596
Mark Zavrel.....................................................................         413          *                   413
                                                                                   ---------                        ---------

TOTAL                                                                              2,603,040                        2,603,040
                                                                                   =========                        =========

* Less than 1%

  Because each of the Selling Stockholders may sell pursuant to this Prospectus all or only a portion of the Shares owned by such Selling Stockholder, no estimate can be given as to the number of shares of Common Stock that will be owned by the Selling Stockholders upon termination of this offering.

                              PLAN OF DISTRIBUTION

  Offers and sales of Shares pursuant to this Prospectus (as supplemented by an accompanying Prospectus Supplement in the case of any offers and sales effected otherwise than in ordinary broker's transactions made on the NYSE in transactions involving ordinary and customary brokerage commissions) may be effected by each of the Selling Stockholders from time to time in one or more transactions, directly by such Selling Stockholder or through underwriters, brokers, dealers or agents to be designated from time to time, at prices and on terms then prevailing in the market or in privately negotiated transactions.

Such offers or sales may be effected in any legally available manner, including without limitation (i) directly in privately negotiated transactions, (ii) through purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this Prospectus, (iii) through block trades in which a broker-dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, (iv) through transactions on the NYSE in accordance with the rules of such exchange, (v) through ordinary broker's transactions and transactions in which the broker solicits the purchasers, and (vi) through any combination of two or more of the foregoing. In effecting sales, broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate. In addition to the foregoing, any or all of General Atlantic Partners II, L.P., GAP-Synon Partners, L.P., GAP Coinvestment Partners, L.P., Advent Atlantic & Pacific Limited Partnership, Advent Industrial II, L.P., Advent VI, L.P., Chestnut III Limited Partnership, DESIFTA Limited and TA Venture Investors Limited Partnership may distribute Shares to their partners in accordance with the terms of their respective partnership agreements. UNLESS THIS PROSPECTUS IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT STATING OTHERWISE, OFFERS AND SALES MAY BE MADE PURSUANT TO THIS PROSPECTUS ONLY IN ORDINARY BROKER'S TRANSACTIONS MADE ON THE NYSE IN TRANSACTIONS INVOLVING ORDINARY AND CUSTOMARY BROKERAGE COMMISSIONS.

  In connection with the sale of the Shares, underwriters, brokers, dealers and agents may receive compensation from the Selling Stockholders or from purchasers of the Shares in the form of discounts, concessions or commissions. Underwriters, brokers, dealers and agents who participate in the distribution of the Shares may be deemed to be underwriters, and any discounts or commissions received by them from the Selling Stockholders and any profit on the resale of Shares by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

  At the time a particular offer of Shares is made, if and to the extent required, this Prospectus will be accompanied by a Prospectus Supplement setting forth the specific number of Shares offered, the name of the Selling Stockholder making the offer, the offering price and the other terms of the offering, including the names of any underwriters, agents, dealers and brokers involved and the compensation, if any, of such underwriters, agents, dealers or brokers.

  Under agreements which may be entered into by the Selling Stockholders (to which Sterling Software may be a party), underwriters, brokers, dealers and agents who participate in the distribution of the Shares may be entitled to indemnification by the Selling Stockholders and/or Sterling Software against certain liabilities, including under the Securities Act, or contribution from the Selling Stockholders and/or Sterling Software to payments which the underwriters, brokers, dealers or agents may be required to make in respect thereof. The underwriters, brokers, dealers and agents may engage in transactions with, or perform services for, the Selling Stockholders and Sterling Software in the ordinary course of business.

                                    EXPERTS

  The consolidated financial statements of Sterling Software at September 30, 1997 and 1996, and for each of the years in the three-year period ended September 30, 1997 appearing in Sterling Software's Annual Report on Form 10-K for the year ended September 30, 1997 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                 LEGAL MATTERS

  The validity of the Shares has been passed upon for Sterling Software by Jones, Day, Reavis & Pogue. Michael C. French, a consultant to Jones, Day, Reavis & Pogue, is a director of Sterling Software.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The expenses to be borne by Sterling Software in connection with the issuance and distribution of the securities being registered are estimated as follows:

         Securities and Exchange Commission
          registration fee...........................  $21,213
         NYSE listing fee............................    9,111
         Legal fees and expenses.....................   15,000
         Accounting fees and expenses................    5,000
         Printing expenses...........................    5,000
         Miscellaneous expenses......................    5,000
         Total.......................................  $60,324
                                                       =======

The expenses to be borne by the Selling Stockholders in connection with the issuance and distribution of the securities being registered (other than any underwriting discounts and commissions, which will be described in an applicable Prospectus Supplement to the extent required) are expected to consist solely of the fees and expenses of their respective legal counsel and other incidental expenses which Sterling Software is unable to estimate.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The Certificate of Incorporation provides that the personal liability of directors of Sterling Software to Sterling Software is eliminated to the maximum extent permitted by Delaware law. The Bylaws provide for the indemnification of the directors, officers, employees and agents of Sterling Software and its subsidiaries to the fullest extent that may be permitted by Delaware law from time to time, and the Bylaws provide for various procedures relating thereto.

  Although the Certificate of Incorporation generally absolves Sterling Software's directors from personal liability for monetary damages resulting from breaches of their fiduciary duty of care, Sterling Software's directors remain liable for breaches of their duty of loyalty to Sterling Software and its stockholders, as well as for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law and transactions from which a director derives improper personal benefit. In addition, the Certificate of Incorporation does not absolve directors of liability under
Section 174 of the Delaware Act, which makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions in certain circumstances and expressly sets forth a negligence standard with respect to such liability.

  Under Delaware law, directors, officers, employees and other individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation -- a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of conduct is applicable in the case of a derivative action, but indemnification extends only to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and Delaware law requires court approval before there can be any indemnification of expenses where the person seeking indemnification has been found liable to the corporation.

  As authorized by the Certificate of Incorporation, Sterling Software has entered into indemnification agreements with each of its directors and officers. These indemnification agreements provide for, among other things, (i) the indemnification by Sterling Software of the indemnitees thereunder to the extent described above, (ii) the advancement of attorneys' fees and other expenses, and
(iii) the establishment, upon approval by the Board, of trusts or other funding mechanisms to fund Sterling Software's indemnification obligations thereunder.

ITEM 16.  EXHIBITS

     4.1 Certificate of Incorporation (previously filed as an exhibit to Sterling Software's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 and incorporated herein by reference)

     4.2 Bylaws (previously filed as an exhibit to Sterling Software's Registration Statement on Form 8-A/A filed on May 27, 1998 and incorporated herein by reference)

     4.3 Form of Common Stock Certificate (previously filed as an exhibit to Sterling Software's Registration Statement No. 2-86825 and incorporated herein by reference)

     4.4 Rights Agreement, dated December 18, 1996, between Sterling Software and BankBoston, N.A., as Rights Agent (previously filed as an exhibit to Sterling Software's Current Report on Form 8-K dated December 18, 1996 and incorporated herein by reference)

     4.5 First Amendment to Rights Agreement, dated as of March 12, 1998, between Sterling Software and BankBoston, N.A., as Rights Agent (previously filed as an exhibit to Sterling Software's Registration Statement on Form 8-A/A filed April 3, 1998 and incorporated herein by reference)

      5.1 Opinion of Jones, Day, Reavis & Pogue (previously filed)

     23.1 Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1)

     23.2 Consent of Ernst & Young LLP

     24.1 Power of Attorney (previously filed)

ITEM 17.  UNDERTAKINGS

  A. The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on August 12, 1998.

                                   STERLING SOFTWARE, INC.


                                   By: /s/ Don J. McDermett, Jr.
                                       -------------------------------------
                                       Don J. McDermett, Jr.
                                       Senior Vice President and General Counsel

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 has been signed below by the following persons in the capacities indicated on August 12, 1998.

     Signatures                                Title
     ----------                                -----
          *                  Chief Executive Officer and President; Director
----------------------          (Principal Executive Officer)
Sterling L. Williams

          *                  Senior Vice President and Chief Financial Officer
----------------------          (Principal Financial and Accounting Officer)
    R. Logan Wray

          *                             Chairman of the Board; Director
----------------------
      Sam Wyly

          *                            Vice Chairman of the Board; Director
----------------------
 Charles J. Wyly, Jr.

          *                                     Director
----------------------
     Evan A. Wyly

          *                                     Director
----------------------
   Phillip A. Moore

          *                                     Director
----------------------
   Michael C. French

          *                                     Director
----------------------
   Donald R. Miller

          *                                     Director
----------------------
  Robert J. Donachie

          *                                     Director
----------------------
   Alan W. Steelman

* The undersigned, by signing his name hereto, does sign and execute this Amendment No. 1 pursuant to the Power of Attorney executed on behalf of the above-named officers and directors and filed as Exhibit 24.1 to this Registration Statement.


                                       /s/ Don J. McDermett, Jr.
                                       --------------------------------
                                       Don J. McDermett, Jr.
                                       Attorney-in-Fact

EXHIBITS

     4.1 Certificate of Incorporation (previously filed as an exhibit to Sterling Software's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 and incorporated herein by reference)

     4.2 Bylaws (previously filed as an exhibit to Sterling Software's Registration Statement on Form 8-A/A filed on May 27, 1998 and incorporated herein by reference)

     4.3 Form of Common Stock Certificate (previously filed as an exhibit to Sterling Software's Registration Statement No. 2-86825 and incorporated herein by reference)

     4.4 Rights Agreement, dated December 18, 1996, between Sterling Software and BankBoston, N.A., as Rights Agent (previously filed as an exhibit to Sterling Software's Current Report on Form 8-K dated December 18, 1996 and incorporated herein by reference)

     4.5 First Amendment to Rights Agreement, dated as of March 12, 1998, between Sterling Software and BankBoston, N.A., as Rights Agent (previously filed as an exhibit to Sterling Software's Registration Statement on Form 8-A/A filed April 3, 1998 and incorporated herein by reference)

     5.1  Opinion of Jones, Day, Reavis & Pogue (previously filed)

    23.1  Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1)

    23.2  Consent of Ernst & Young LLP

    24.1  Power of Attorney (previously filed)